Exhibit 10.43

SiteOne Landscape Supply, Inc.

Form of

Employee Restricted Stock Unit Agreement

This Employee Restricted Stock Unit Agreement (the “Agreement”), by and between SiteOne Landscape Supply, Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the SiteOne Landscape Supply, Inc. 2016 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 6(t). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.

Section 1. Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Employee, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), of the number of Restricted Stock Units set forth on Exhibit A hereto (“Restricted Stock Units”), subject to adjustment pursuant to the Plan. Each Restricted Stock Unit that becomes vested in accordance with the terms of this Agreement will entitle the Employee to receive from the Company one share of Company Common Stock (or a cash equivalent) as provided under Section 3 and any dividend equivalents as provided under Section 6(b). This Agreement is entered into pursuant to, and the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein.

Section 2. Vesting of Restricted Stock Units.

(a) Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on Exhibit A hereto (each, a “Vesting Date”), subject to the continued employment of the Employee by the Company or any Subsidiary thereof through such date. Vested Restricted Stock Units shall be settled as provided in Section 3 of this Agreement.

(b) Effect of Termination of Employment.

(i) Termination by the Company without Cause. If the Employee’s employment with the Company is terminated by the Company without Cause (so long as the Employee has not engaged in Competitive Activity), a number of Restricted Stock Units shall vest equal to the number of Restricted Stock Units that would have vested on the next scheduled Vesting Date, had the Employee remained employed through such Vesting Date, multiplied by a fraction, (x) the numerator of which is the number of days from the immediately preceding Vesting Date (or the Grant Date, if the termination of employment occurs prior to the first Vesting Date) and (y) the denominator is the number of days from the immediately preceding Vesting Date (or the Grant Date, if the termination of employment occurs prior to the first Vesting Date) through such next Vesting Date. For purposes of this Section 2, a termination of the Employee’s employment shall be determined without regard to any statutory or deemed or express contractual notice period.

(ii) Death or Disability. If the Employee’s employment with the Company is terminated by reason of a Special Termination (i.e., death or Disability), all then outstanding Restricted Stock Units shall then become vested.

(iii) Retirement. If the Employee’s employment with the Company terminates due to Retirement and the Employee has entered into a Non-Compete Agreement, then as long as the Employee does not violate the terms of the Non-Compete Agreement, the Restricted Stock Units that would have vested within the one-year period immediately following the effective date of the Employee’s Retirement had the Employee then been employed will become vested on the Vesting Dates within such one-year period. If the Employee violates the terms of the Non-Compete Agreement during the one-year period following the Employee’s Retirement, then all of the outstanding Restricted Stock Units then held by the Employee will immediately be forfeited. As used in this Agreement, “Retirement” means the Employee’s voluntary resignation at or after attaining the age of 60, so long as the Employee has provided at least 10 years of service to the Company as an Employee (or, if approved by the Administrator, as a Consultant or Director); and “Non-Compete Agreement” means a non-compete and non-solicit agreement between the Employee and the Company, in a form customarily used by the Company, under which the Employee has agreed not to compete with or solicit customers, suppliers or employees of the Company or any of the Subsidiaries during the two-year period immediately following the effective date of the Employee’s Retirement.

(iv) Any Other Reason. Except as provided in Sections 2(b)(i), (ii), or (iii), or Section 2(c), upon termination of the Employee’s employment for any reason (whether initiated by the Company or by the Employee), any unvested Restricted Stock Units shall be forfeited and canceled as of the effective date of such termination.

(c) Effect of a Change in Control.

(i) Except as set forth in this Section 2(c) or as otherwise provided by the Administrator, a Change in Control shall not accelerate the vesting or settlement of the Restricted Stock Units.

(ii) In the event that the Administrator reasonably determines in good faith, prior to the occurrence of a Change in Control, that no Alternative Awards will be provided upon a Change in Control, each unvested Restricted Stock Unit shall vest, and shares of Company Common Stock underlying all Restricted Stock Units that are vested (as provided in this Section 2 or otherwise) shall be issued and released to the Employee holding such Restricted Stock Units, except to the extent that the Administrator has determined to settle such Restricted Stock Units in cash in lieu of shares of Company Common Stock or, in the case of Restricted Stock Units that are subject to Section 409A of the Code, if not permitted by Section 409A of the Code, in which case settlement shall be on the Vesting Date.

(d) Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine; provided, that the acceleration of vesting of Restricted Stock Units that are subject to Section 409A of the Code shall not accelerate the Settlement Date thereof unless permitted by Section 409A of the Code.

(e) No Other Accelerated Vesting. The vesting provisions set forth in this Section 2 shall be the exclusive vesting and exercisability provisions applicable to the Restricted Stock Units and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Settlement of Restricted Stock Units.

(a) Timing of Settlement. Subject to Section 6(a), any outstanding Restricted Stock Units that became vested on a Vesting Date shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is within 30 days following such Vesting Date (each such date, a “Settlement Date”); provided that, in the case of accelerated vesting of Restricted Stock Units pursuant to Section 2(b)(i), (ii) or (iii) or Section 2(c) (but, for Restricted Stock Units that are subject to Section 409A of the Code, only if permitted by Section 409A of the Code, in which case settlement shall be on the Vesting Date), the Settlement Date shall occur on a date selected by the Company that is within 30 days following the vesting of such Restricted Stock Units.

(b) Mechanics of Settlement. Subject to Section 6(a), on each Settlement Date, the Company shall electronically issue to the Employee one whole share of Company Common Stock for each Restricted Stock Unit that then became vested, and, upon such issuance, the Employee’s rights in respect of such Restricted Stock Unit shall be extinguished. On or before any Settlement Date, at the Company’s request, the Company and the Employee shall enter into agreements or other documentation, if any, that establish the rights and obligations of the Company and the Employee relating to the shares of Company Common Stock issued in respect of the Restricted Stock Units, in the form then customarily used by the Company under the Plan for such purpose. In the event that there are any fractional Restricted Stock Units that became vested on such date, such fractional Restricted Stock Units shall be settled through a cash payment equal to such fraction multiplied by the Fair Market Value of the Company Common Stock on such Settlement Date. No fractional shares of Company Common Stock shall be issued in respect of the Restricted Stock Units.

(c) Alternative Settlement in Cash. In lieu of settlement of vested Restricted Stock Units in shares of Company Common Stock, the Company may, in the Administrator’s sole discretion, elect to settle all or a portion of the vested Restricted Stock Units by a cash payment equal to the Fair Market Value as of the Settlement Date of the shares of Company Common Stock that would otherwise have been issued under this Agreement. Any such cash payment will be paid in accordance with the Company’s normal payroll practices or such other means acceptable to the Company.

Section 4. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Employee may not sell the shares of Company Common Stock acquired upon settlement of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the Company Common Stock, and the Employee may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

Section 5. Restriction on Transfer; Non-Transferability of Restricted Stock Units. The Restricted Stock Units are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise), other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or, with the prior approval of the Company’s General Counsel or the Administrator, estate planning transfers. Any purported transfer in violation of this Section 5 shall be void ab initio.

Section 6. Miscellaneous.

(a) Tax Matters.

(i) Withholding. The Company or one of the Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting or settlement of the Restricted Stock Units and the related issuance of shares of Company Common Stock. Notwithstanding the preceding sentence, unless previously satisfied, the

Company shall retain a number of shares issued in respect of the Restricted Stock Units then vesting that have an aggregate Fair Market Value as of the Settlement Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of such shares retained shall not be in excess of the maximum amount required to satisfy the statutory withholding tax obligations (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of shares of Company Common Stock to be issued in respect of Restricted Stock Units shall thereupon be reduced by the number of shares of Company Common Stock so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of the Subsidiaries. In the event that the Company elects to settle any Restricted Stock Units using cash, the Company shall withhold an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock Units and the related cash payment.

(ii) Section 409A of the Code. If the Employee is not eligible for Retirement during the vesting period applicable to the Restricted Stock Units, the Restricted Stock Units are intended not to be subject to Section 409A of the Code. If the Employee is eligible for Retirement during the vesting period applicable to the Restricted Stock Units such that some or all of the Restricted Stock Units are subject to Section 409A, this Agreement and the Restricted Stock Units shall be administered and construed in a manner consistent with Section 409A of the Code.

(b) Dividend Equivalents. In the event that the Company pays any ordinary dividend in cash on a share of Company Common Stock following the Grant Date and prior to an applicable Settlement Date, there shall be credited to the account of the Employee in respect of each outstanding Restricted Stock Unit an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Administrator determines otherwise) until the settlement of such related Restricted Stock Unit and then paid in cash, but shall be forfeited upon the forfeiture of such related Restricted Stock Unit.

(c) Authorization to Share Personal Data. The Employee authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.

(d) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares of Company

Common Stock covered by the Restricted Stock Units prior to the issuance of such shares of Company Common Stock, except for dividend equivalents provided under Section 6(b).

(e) No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock Units (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and the Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of the Subsidiaries to offer any Restricted Stock Units in the future.

(f) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(g) Nature of Award. This award of Restricted Stock Units and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be taken into account in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company or (y) any agreement between the Company and the Employee, except as such plan or agreement shall otherwise expressly provide.

(h) Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(i) Forfeiture of Awards. The Restricted Stock Units granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct, Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee, and be otherwise subject to forfeiture or disgorgement of profits as set forth in Article XIII of the Plan. The Employee hereby appoints the Company as the Employee’s attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effect a transfer of the record ownership of any Shares acquired from the Restricted Stock Units to which such forfeiture or disgorgement provisions may apply.

(j) Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website or other electronic delivery.

(k) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. No provision of this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(l) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(m) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(n) Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(o) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.

(p) Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(q) Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Associate shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.

(r) Trading Policies. The Employee acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company’s trading policies, as in effect from time to time.

(s) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless otherwise indicated, section and exhibit references in this Agreement refer to this Agreement.

(t) Acceptance of Restricted Stock Units and Agreement. The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company. The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Restricted Stock Units under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan. The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Units is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to

Employee Restricted Stock Unit Agreement

Employee:

Grant Date:	,201

Restricted Stock Units granted hereby:

Vesting Date	Percentage Vesting on such Vesting Date